ARTICLES SUPPLEMENTARY
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF
                          INVESCO SECTOR FUNDS, INC.


     INVESCO Sector Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, registered as an open-end investment company under the Investment Company Act of 1940, and having its registered office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: By a unanimous written consent resolution dated October 11, 1998, the board of directors of the Corporation voted to allocate an additional one hundred million (100,000,000) shares of common stock of the Corporation to one of the currently existing funds known as INVESCO Technology Fund - Class I. INVESCO Technology Fund - Class I is currently allocated one hundred million (200,000,000) shares of common stock of the Corporation. After this reallocation, the INVESCO Technology Fund - Class i shall have three hundred million (300,000,000) authorized shares. The aggregate number of shares of stock of all series which the Corporation had the authority to issue before this reallocation was one billion (1,000,000,000) shares of Common Stock with a par value of $0.01 per share. The aggregate number of shares of stock of all series which the Corporation shall have the authority to issue after this reallocation is one billion two hundred million (1,200,000,000) shares of Common Stock with a par value of $0.01 per share.

     SECOND: Shares of each class have been duly classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

     THIRD:  A  description  of the common stock so  classified,  including  the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Corporation.

     FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     FIFTH: The undersigned, the President of the Corporation, who is executing on behalf of the Corporation the foregoing Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name of and on behalf of the Corporation, that the foregoing Articles Supplementary are the corporate act of the Corporation and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Sector Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 28th day of December, 1998.

      These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO SECTOR FUNDS, INC.



                              By:   /s/ Ronald L. Grooms
                                    -----------------------------
                                    Ronald L. Grooms, Treasurer

ATTEST:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

      I, Michael T. Branstiter, a notary public in and for the State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 28th day of December, 1998.


                                    /s/ Michael T. Branstiter
                                    ------------------------------------
                                    Notary Public